Exhibit 4.14


                           FORM OF WARRANT CERTIFICATE

                           GOLDEN STAR RESOURCES LTD.

Warrant Certificate No. (*)                                Warrants to Purchase
                                                            (*) Common Shares

           The Warrants represented by this Warrant Certificate will be void and of no value unless exercised prior to 4:30 p.m. (Toronto time) on November 20, 2008 (the "Expiry Time").

           THIS IS TO CERTIFY THAT, for value received, (*) (the "Holder"), of (*), is entitled to purchase, at any time and from time to time, up to (*) fully paid and non-assessable common shares without par value (the "Shares") in the capital of Golden Star Resources Ltd. (the "Company"), upon and subject to the terms and conditions hereinafter referred to.

1. The Holder is entitled to purchase the Shares at and for an exercise price of $4.17 (the "Exercise Price") until the Expiry Time:

2. Such right to purchase the Shares may only be exercised by the Holder within the time hereinbefore set out by:

          (i) duly completing, in the manner indicated, and executing the Subscription Form attached hereto; and

          (ii) surrendering this Warrant Certificate to the Company at 10901 W. Toller Drive, Suite 300, Littleton, Colorado, 80127-6312, U.S.A., or such other address as may be specified by the Company from time to time, together with cash or a certified cheque payable to the order of the Company in the amount of the aggregate exercise price of the Shares subscribed for.

3. This Warrant Certificate and such certified cheque or cash will be deemed to be so surrendered and exercised only upon the date of actual receipt thereof by the Company (the "Exercise Date").

4. Any Shares issued on the exercise of the Warrants will be issued effective on the Exercise Date. Unless otherwise directed, the Company will, within three business days of the Exercise Date, mail or caused to be mailed to the Holder at the address indicated on the Subscription Form attached hereto a certificate or certificates representing such Shares. A registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), will be filed with respect to the Shares. If the Warrants are exercised before the registration statement is effective or during any period that the registration statement is not effective, the Shares will be subject to certain restrictions on transfer under the Securities Act and the certificate representing the Shares will bear a legend to that effect.

5. The Holder may subscribe for and purchase any lesser number than the whole number of Shares purchasable under this Warrant Certificate and, in such event, will be entitled to receive a new Warrant Certificate with respect to the remaining balance of the Shares purchasable under this Warrant Certificate.

6.         Unless  there  is   something  in  the  subject   matter  or  context
inconsistent therewith, in this Warrant Certificate the words and terms defined below will have the following respective meanings:

     (a) "Adjustment Period" means the period commencing on the date of issue of this Warrant Certificate and ending at the Expiry Time;

     (b) "Current Market Price" of the Shares at any date means the price per Share equal to the weighted average price at which the Shares have traded on the Toronto Stock Exchange (the "TSX") or, if the Shares are not then listed on the TSX, on such other Canadian stock exchange as may be selected by the directors of the Company for such purpose or, if the Shares are not then listed on any Canadian stock exchange, on the American Stock Exchange based on the noon exchange rate as reported by the Bank of Canada on the date of calculation), of if the Shares are not then listed thereon, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five business days before such date; provided that the weighted average price will be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Shares so sold; and provided further that if the Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price will be determined by such firm of independent chartered accountants as may be selected by the directors of the Company;

     (c) "director" means a director of the Company for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Company as a board or, whenever empowered, action by a committee of such board; and

     (d) "trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

7. The Exercise Price and the number of Shares issuable to the Holder will be subject to adjustment from time to time in the events and in the manner provided as follows:

     (a)  If at any time during the Adjustment Period the Company:

          (i) fixes a record date for the issue of, or issues, Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

          (ii) fixes a record date for the distribution to, or makes a distribution to, the holders of all or substantially all of the Shares payable in Shares or securities exchangeable for or convertible into Shares;

          (iii) subdivides the outstanding Shares into a greater number of Shares; or

          (iv) consolidates the outstanding Shares into a lesser number of Shares;

          (any of such events in subparagraphs (i), (ii), (iii) and (iv) above being herein called a "Common Share Reorganization"), the Exercise Price will be adjusted on the earlier of the record date on which holders of Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

               (A) the numerator of which will be the number of Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization; and

               (B) the denominator of which will be the number of Shares that will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Shares at no additional cost to the holder thereof the number of Shares that would be outstanding had such securities all been exchanged for or converted into Shares on such date).

          To the extent that any adjustment in the Exercise Price occurs pursuant to this subparagraph (a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Shares, the Exercise Price will be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price that would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such rights.

     (b) If at any time during the Adjustment Period the Company fixes a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per Share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per Share at the date of issue of such securities) of less than 95% of the Current Market Price of the Shares on such record date (any of such events being herein called a "Rights Offering"), the Exercise Price will be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

          (i)  the numerator of which will be the aggregate of:

               (A) the number of Shares outstanding on the record date for the Rights Offering; and

               (B)  the quotient determined by dividing

                    (1) either (a) the product of the number of Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

                    (2) the Current Market Price of the Shares as of the record date for the Rights Offering; and

          (ii) the denominator of which will be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Shares the number of Shares for or into which such securities may be exchanged or converted).

          If by the terms of the rights, options, or warrants referred to in this subparagraph (b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, will be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Share, as the case may be. Any Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subparagraph (b) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this subparagraph (b), the Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price that would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such rights.

     (c) If at any time during the Adjustment Period the Company fixes a record date for the issue or distribution to the holders of all or substantially all of the Shares of:

          (i)  shares of the Company of any class other than Shares;

          (ii) rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares (other than rights, options or warrants pursuant to which holders of Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Shares at a price per share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Shares on such record date);

          (iii) evidences of indebtedness of the Company; or

          (iv) any property or assets of the Company;

          and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price will be adjusted effective immediately after the record date for the
          Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

               (A)  the numerator of which will be the difference between

                    (1) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date, and

                    (2) the fair value, as determined by the directors of the Corporation, to the holders of the Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

               (B) the denominator of which will be the product obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date.

          Any Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subparagraph (c) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares referred to in this subparagraph (c), the Exercise Price will be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount that would then be in effect if the fair market value had been determined on the basis of the number of Shares issued and remaining issuable immediately after such expiry, and will be further readjusted in such manner upon the expiry of any further such rights.

     (d)  If at any time during the Adjustment Period there occurs:

          (i) a reclassification or redesignation of the Shares, any change of the Shares into other shares or securities or any other capital reorganization involving the Shares, other than a Common Share Reorganization;

          (ii) a consolidation, amalgamation or merger of the Corporation with or into any other body corporate that results in a reclassification or redesignation of the Shares or a change of the Shares into other shares or securities or property; or

          (iii) the transfer of the  undertaking or assets of the Corporation as
               an   entirety  or   substantially   as  an  entirety  to  another
               corporation or entity;

          (any of such events being herein called a "Capital Reorganization"), then after the effective date of the Capital Reorganization the Holder will be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares that the Holder was at such time entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant Certificate will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

     (e) If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price occurs pursuant to the provisions of subparagraphs (a), (b) or (c) hereof, then the number of Shares purchasable upon the subsequent exercise of the Warrants will be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction that is the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

8. The following rules and procedures will be applicable to any adjustments made pursuant to the preceding paragraph 7 of this Warrant
Certificate:

     (a) Subject to the following provisions of this paragraph, any adjustments made will be made successively whenever an event referred to in the preceding paragraph occurs.

     (b) No adjustment in the Exercise Price will be required unless the adjustment would result in a change of at least one per cent in the Exercise Price then in effect and no adjustment will be made in the number of Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments that, except for the provisions of this paragraph, would otherwise have been required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of the preceding paragraph, no adjustment of the Exercise Price will be made that would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of the Warrants (except in respect of a consolidation of the outstanding Shares).

     (c) If at any time during the Adjustment Period the Corporation takes any action affecting the Shares, other than an action or an event described in the preceding paragraph, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder under this Warrant Certificate, the Exercise Price and/or the number of Shares purchasable under this Warrant Certificate will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Company affecting the Shares will be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

     (d) No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants will be made in respect of any event described in the preceding paragraph if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to, or on, the record date or effective date, as the case may be, of such event.

     (e) If the Company sets a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandons its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants will be required by reason of the setting of such record date and any such adjustment that has been made will be reversed.

     (f) In any case in which this Warrant Certificate requires that an adjustment become effective immediately after a record date for an event referred to in the preceding paragraph hereof, the Company may defer, until the occurrence of such event:

          (i) issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

          (ii) delivering to the Holder any distribution declared with respect to such additional Shares after such record date and before such event;

          provided, however, that the Company delivers to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants.

     (g) If a dispute arises at any time with respect to any adjustment of the Exercise Price or the number of Shares purchasable pursuant to this Warrant Certificate, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors.

     (h) All adjustments to the Exercise Price or the number of Shares purchasable pursuant to this Warrant Certificate are subject to the prior approval of the TSX.

     (i) As a condition precedent to the taking of any action that would require an adjustment pursuant to the preceding paragraph, the Company will take any action that may, in the opinion of the Company's legal counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable shares all of the Shares that the Holder is entitled to receive in accordance with the provisions of this Warrant Certificate.

9. At least 21 days prior to any record date or effective date, as the case may be, for any event that requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price or the number of Shares that may be obtained under this Warrant Certificate, the Company will deliver to the Holder, at the Holder's registered address, a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this paragraph has been given is not then determinable, the Company will promptly after such adjustment is determinable deliver to the Holder, at the Holders registered address, a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the register of transfers and share transfer books for the Shares will be open, and that the Company will not take any action that might deprive the Holder of the opportunity of exercising the rights contained in this Warrant Certificate, during such 21 day period.

10. To the extent that this Warrant Certificate confers the right to purchase a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to purchase a whole number of Shares. No fractional Shares will be issued nor consideration given in lieu thereof.

11. The Holder may, at any time prior to the Expiry Time, upon surrender hereof to the Company and upon payment of such applicable transfer charges as may be required by the Company from time to time, exchange this Warrant Certificate for other Warrant Certificates entitling the Holder to subscribe in the aggregate for the same number of Shares as are purchasable under this Warrant Certificate at the time of such exchange.

12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Company will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

13. The terms and holding of this Warrant Certificate do not constitute the Holder to be a shareholder of the Company or entitle the Holder to any right or interest with respect thereto except as herein expressly provided.

14. The Company will reserve and set aside sufficient shares in its authorized capital to issue the Shares which may be issued from time to time on exercise of the Warrants.

15. Any notice to be given hereunder to the Holder will be given in writing and either sent by telecopier, delivered or mailed by prepaid post to the Holder at the address indicated on this Warrant Certificate, or at such other address as the Holder may hereafter designate by notice in writing. If such notice is sent by telecopier or is delivered, it will be deemed to have been given at the time of delivery; if such notice is sent by mail, it will be deemed to have been given 48 hours following the date of mailing thereof. In the event of a mail strike or disruption in postal service at or prior to the time a notice is deemed to have been received by mail, such notice will be delivered or sent by telecopier.

16. This Warrant Certificate will be governed by and construed in accordance with the laws of the Province of Ontario.

17.        Time will be of the essence hereof.

           IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the 21st day of December, 2005.



                                               GOLDEN STAR RESOURCES LTD.


                                               Per:
                                                     ---------------------------
                                                     Authorized Signatory

                                SUBSCRIPTION FORM



TO:        Golden Star Resources Ltd.
           10901 W. Toller Drive, Suite 300
           Littleton, Colorado
           80127-6312, U.S.A.


           Terms used but not defined herein have the meanings ascribed thereto in the within Warrant Certificate.

           The undersigned Holder of the within Warrant Certificate, does hereby subscribe for ______________ Shares according to the conditions thereof and herewith makes payment in the aggregate amount of $_____________ as the purchase price in full for the said number of Shares at the price of $4.17 per Share.

           The  undersigned   Holder  hereby  directs  that  the  Shares  hereby
subscribed for be issued and delivered as follows:

Name(s) in full                   Address                        No. of Shares


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


DATED this         day of            ,         .


                                              __________________________________
                                              Name:

__________________________________________
Mailing Address

__________________________________________


__________________________________________